Exhibit 4.6

May 9, 2008

CONSENT OF ROBERTO RODRIGUES COSTA

Board of Directors of Eldorado Gold Corporation

United States Securities and Exchange Commission

I consent to:

1.

The incorporation by reference in the Offer and Circular of Eldorado Gold Corporation (the “Company”), included as part of the Company’s Registration Statement on Form F-8 as filed with the Securities and Exchange Commission, of the description of the reports titled:

a. Technical Report on the Vila Nova Iron Ore Project dated July 31, 2007;

2.

The information that forms the summary of the Reports and the description of certain mineral reserve estimates and other information pertaining to the Vila Nova Iron Ore Project and to the use of my name under the Offer and Circular and Registration Statement as a named expert.

Dated as of the 9th day of May 2008

/s/ Roberto Rodrigues Costa
Roberto Rodrigues Costa
Mining and Metallurgical Engineer
Registered on CREA (an Engineering and Architecture Brazilian Regional Department) - under number 4381